                                                                               .
                                                                               .
                                                                               .

                                   Exhibit 13.
                    Schedule of Performance Data Computation.

VAII and Choice VA--MONEY MARKET FUND
12/31/02          03/06/03

                  VAII AND CHOICE VA SEVEN-DAY AVERAGE YIELD:

              DAILY
              DIVIDEND
              FACTOR, PER      LESS ANNUAL CHARGE
  DATE        DISPLAY RATE TABLE               & M&E CHARGES
-------------------------------------------------------------
31-Dec-02     0.000028899     0.000043017      (0.000014118)
30-Dec-02     0.000028807     0.000043017      (0.000014210)
29-Dec-02     0.000028807     0.000043017      (0.000014210)
28-Dec-02     0.000028807     0.000043017      (0.000014210)
27-Dec-02     0.000028863     0.000043017      (0.000014154)
26-Dec-02     0.000028805     0.000043017      (0.000014212)
25-Dec-02     0.000028805     0.000043017      (0.000014212)

                                               -
                              SUM              (0.000099325) BASE PERIOD RETURN
                              DIV BY # DAYS    7
                                               -
                              AVERAGE          (0.000014189)
                              TIMES # DAYS IN YR              365
                                               -
              SEVEN DAY YIELD                                 -0.52%
                                               =

              VAII AND CHOICE VA SEVEN-DAY EFFECTIVE YIELD:
                              BASE PERIOD
                              RETURN (ABOVE)   -9.93249E-05
                              PLUS 1           1
                                               -
                                               0.999900675

                              COMPOUNDED:
                              TO 365/7 POWER:  0.994834046
                              LESS 1           -1
                                               -
                              EFFECTIVE YIELD  -0.52%
                                               =